UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. ____)

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BLUESTONE COMMUNITY DEVELOPMENT FUND
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BLUESTONE COMMUNITY DEVELOPMENT FUND

January [18], 2022

Dear Shareholder,

We are writing to inform you that the Board of Trustees (the “Board”) of Bluestone Community Development Fund (to be renamed Equalize Community Development Fund) (the “Fund”) is asking shareholders to vote on important proposals affecting the Fund. The Board believes that the proposals will benefit you as a shareholder. Accordingly, the Board recommends that you consent to approve each of the proposals described below and in the enclosed Consent Solicitation Statement.

First, the Board has approved a change to the periodic interval in the Fund’s fundamental policy regarding offers to repurchase Fund shares, subject to shareholder approval. Pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended, the Fund has adopted a fundamental policy to offer to repurchase not less than 5% and not more than 25% of the Fund’s outstanding common stock at net asset value every twelve (12) months. The Board is seeking shareholder approval to change the periodic interval at which the Fund will offer to repurchase shares from once every twelve (12) to once every three (3) months.

Second, shareholders of the Fund are being asked to elect Jorge A. Junquera to the Board. Mr. Junquera currently serves as a Trustee on the Board but has not previously been elected by shareholders.

The question and answer section that follows briefly discusses the proposals. Detailed information about each of the proposals is contained in the enclosed Consent Solicitation Statement.

Please complete, date and sign the enclosed written consent and return it to the Secretary of the Fund by 4:00 p.m., Eastern time, on February [17], 2022.

Thank you for your response and for your continued investment in the Fund.

Sincerely,

/s/ Lee A. Calfo

Lee A. Calfo
President

BLUESTONE COMMUNITY DEVELOPMENT FUND

NOTICE OF SOLICITATION OF CONSENTS

This Notice of Solicitation of Consents and accompanying Consent Solicitation Statement are being furnished to you by Bluestone Community Development Fund (to be renamed Equalize Community Development Fund) (the “Fund”) in connection with the solicitation, on behalf of the Board of Trustees (the “Board”) of the Fund, of written consents from the holders of the outstanding shares of the Fund to take action on the following proposals (the “Proposals”) that require shareholder approval:

1.	To approve a change to the periodic interval in the Fund’s fundamental policy of making repurchase offers to shareholders of the Fund at net asset value from once every twelve (12) months to once every three (3) months.

2.	To elect Jorge A. Junquera to the Board.

Shareholders of record of the Fund at the close of business on the record date, December 31, 2021, are entitled to notice of the consent solicitation and to consent to each of the Proposals.

Please complete, date and sign the enclosed written consent and return it to the Secretary of the Fund. To be counted, a shareholder’s properly completed written consent must be received at or before 4:00 p.m., Eastern time, on February [17], 2022, subject to extension by the Board.

The Board of Trustees unanimously recommends that shareholders CONSENT TO APPROVE each of the Proposals. You can do so by signing and dating the enclosed consent. If you do not return the enclosed consent, the proposal may not take effect. You may revoke your consent at any time prior to the deadline for the receipt of written consents.

By Order of the Board of Trustees,

/s/ Kenneth R. Smith

Kenneth R. Smith
Secretary

January [18], 2022

Wayne, Pennsylvania

Questions and Answers

We encourage you to read the full text of the enclosed Consent Solicitation Statement, but, for your convenience, we have provided a brief overview of the Proposals.

Q.	Why am I receiving this Consent Solicitation Statement?

A.	You are receiving this Consent Solicitation Statement because you have the right to vote on two important Proposals concerning the Fund.

Q.	What are the Proposals about?

A.	This Consent Solicitation Statement presents two proposals.

Proposal 1

This proposal relates to the Fund’s fundamental policy regarding offers to repurchase Fund shares at net asset value (“NAV”) (the “Repurchase Policy”). The Fund operates as a closed-end “interval fund” and has adopted, pursuant to Rule 23c-3(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), a fundamental policy to repurchase not less than 5% and not more than 25% of its shares at NAV once every twelve (12) months. Based on the recommendation of Equalize Capital LLC (“Equalize” or the “Adviser”), the Fund’s investment adviser, the Fund is seeking shareholder approval to change the periodic interval in the Repurchase Policy from once every twelve (12) months to once every three (3) months.

Proposal 2

This proposal relates to the election by shareholders of Jorge A. Junquera to serve as a Trustee on the Board. Mr. Junquera currently serves as a Trustee on the Board but has not previously been elected by shareholders.

Q.	Will a change to the periodic interval in the Fund’s fundamental policy regarding repurchase offers affect my account with the Fund?

A.	You will still own the same number of shares in the Fund and the value of your investment will not change as a result of the change to the periodic interval in the Repurchase Policy. The change to the periodic interval in the Repurchase Policy will allow shareholders to sell shares of the Fund back to the Fund at NAV once every three (3) months rather than once every twelve (12) months. The Fund currently offers to repurchase 10% of its outstanding shares every twelve (12) months. The Fund intends to offer to repurchase 5% of its outstanding shares every three (3) months if shareholders approve Proposal 1. As is currently the case, if a repurchase offer by the Fund is oversubscribed, the Fund may either purchase additional shares up to a maximum amount of 2.00% of the outstanding shares of the Fund, or repurchase shares on a pro rata basis.

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Q.	Why has Equalize recommended a change to the periodic interval in the Fund’s fundamental policy regarding repurchase offers?

A.	Equalize recommended a change to the periodic interval in the Fund’s fundamental policy regarding repurchase offers to provide additional liquidity to shareholders in the Fund.

Q.	How does Proposal 2 affect the composition of the Board?

A.	Proposal 2 will not affect the composition of the Board, which is currently composed of four Trustees, each of whom is not an “interested person” of the Fund as defined in the 1940 Act (the “Independent Trustees”): J. Clay Singleton, Cornelius J. Lavelle, George Stelljes, III, and Jorge A. Junquera. Except for Mr. Junquera, each of the Independent Trustees has previously been elected by shareholders of the Fund. Section 16(a) of the 1940 Act requires that a fund’s initial board of trustees be elected by shareholders. Thereafter, vacancies on a fund’s board may be filled by election of the current members of the board, provided that immediately after filling such vacancy, at least two-thirds of the board has been elected by shareholders. If shareholders elect Mr. Junquera, each of the Independent Trustees will have been elected by shareholders, which would provide the Board with the flexibility to fill a vacancy or add an additional Trustee without incurring the cost associated with seeking shareholder approval.

Q.	How long will Mr. Junquera serve?

A.	Each Independent Trustee, including Mr. Junquera, may serve on the Board until he dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed.

Q.	Who will pay for the consent solicitation and related legal costs?

A.	The Fund will pay for the consent solicitation and related legal costs. The Fund estimates that the cost of printing and mailing the Consent Solicitation Statement and soliciting shareholder consents will be $2,250.

Q.	What will happen if shareholders do not approve the Proposals?

A.	If shareholders holding a majority of the outstanding shares of the Fund do not consent to Proposal 1, the periodic interval in the Fund’s fundamental policy regarding repurchase offers will not change and the Fund will continue to offer to repurchase not less than 5% and not more than 25% of the Fund’s outstanding shares once every twelve (12) months.

Approval of Proposal 2 requires a plurality of votes cast on the matter in favor of the Proposal. If Mr. Junquera does not receive a plurality of votes cast on Proposal 2, he will continue to serve as an unelected Independent Trustee of the Fund.

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Q.	What is the Board’s recommendation?

A.	After careful consideration, the Board unanimously recommends that shareholders consent to approve each of the Proposals.

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BLUESTONE COMMUNITY DEVELOPMENT FUND

37 West Avenue, Suite 301
Wayne, Pennsylvania 19087

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being provided to you in connection with the solicitation of written consents by the Board of Trustees (the “Board”) of the shareholders of Bluestone Community Development Fund (to be renamed Equalize Community Development Fund) (the “Fund”). Shareholders are being asked to approve two proposals (each, a “Proposal,” and together, the “Proposals”):

1.	To approve a change to the periodic interval in the Fund’s fundamental policy of making repurchase offers to shareholders of the Fund at net asset value once every twelve (12) months to once every three (3) months.

2.	To elect Jorge A. Junquera to the Board.

The Board decided to seek shareholder approval of the Proposals by written consent, rather than by calling a special meeting of shareholders, because the Fund had a limited number of shareholders as of the close of business on December 31, 2021 (the “Record Date”). The Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) provides that any action to be taken by shareholders may be taken without a meeting and by written consent.

It is expected that the Notice, this Consent Solicitation Statement and the Consent of Shareholder will be mailed to shareholders on or about January [18], 2022.

PROPOSAL 1: APPROVAL OF CHANGE TO FUNDAMENTAL POLICY

The Fund operates as a closed-end “interval fund”, and adopted, pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), a fundamental policy requiring the Fund to offer to repurchase not less than 5% and not more than 25% of its shares at net asset value (“NAV”) every twelve (12) months (the “Repurchase Policy”). The Fund currently offers to repurchase 10% of its shares with each repurchase offer. The Board may authorize the Fund to repurchase a different amount, provided it is not less than 5% of the Fund’s outstanding shares and not more than 25% of the Fund’s outstanding shares.

Shareholders are being asked to approve a change to the periodic interval in the Repurchase Policy from once every twelve (12) months to once every three (3) months. As revised, the Fund’s Repurchase Policy will be as follows:

1.	The Fund will make repurchase offers at periodic intervals pursuant to Rule 23c-3 under the 1940 Act, as such rule may be amended or interpreted from time to time. Currently, Rule 23c-3 requires repurchase offer amounts to be not less than 5% and not more than 25% of the common stock outstanding on the repurchase request deadline.

2.	The periodic intervals between repurchase request deadlines will be three (3) months.

3.	Each repurchase request deadline will be determined in accordance with Rule 23c-3. Currently, Rule 23c-3 requires the repurchase request deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to shareholders of the repurchase offer.

4.	Each repurchase pricing date will be determined in accordance with Rule 23c-3. Currently, Rule 23c-3 requires the repurchase pricing date to be no later than the 14th day after a repurchase request deadline, or the next business day if the 14th day is not a business day.

Equalize Capital LLC (“Equalize” or the “Adviser”), the Fund’s investment adviser, recommended the change to the periodic interval in the Repurchase Policy to provide additional liquidity to shareholders in the Fund.

At a meeting held on November 9, 2021, the Board approved the change to the periodic interval in the Repurchase Policy, subject to shareholder approval. In reaching its decision, the Board considered the Adviser’s recommendation and the information provided supporting the Adviser’s recommendation. The Board also considered that the proposed change to the periodic interval in the Repurchase Policy would give shareholders of the Fund additional liquidity. Based on all the information considered, the Board determined that the approval of the change to the periodic interval in the Fund’s Repurchase Policy is in the best interests of the Fund and its shareholders.

Shareholder approval is required by the 1940 Act in order for the Fund to implement a change to the Repurchase Policy. The Board, including a majority of the Trustees who are not “interested persons” of the Fund, as that term is defined in the 1940 Act (the “Independent Trustees”), has approved the change to the periodic interval in the Repurchase Policy and the submission of Proposal 1 to shareholders of the Fund for approval.

Based on all of the foregoing, the Board unanimously recommends that the shareholders of the Fund consent to approve Proposal 1.

PROPOSAL 2: TRUSTEE ELECTION

The Board is currently composed of four (4) Trustees, each of whom is an Independent Trustee: J. Clay Singleton, Cornelius J. Lavelle, George Stelljes, III, and Jorge A. Junquera. Each of Dr. Singleton, Mr. Lavelle and Mr. Stelljes, III, had previously been elected by shareholders of the Fund. Mr. Junquera was appointed as an Independent Trustee in 2020 by the other members of the Board.

Each of the Trustees, whether elected by shareholders or not, shall serve on the Board until he dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed.

At a meeting of the Board held on November 9, 2021, the Board recommended that Mr. Junquera (the “Nominee”) stand for election by Fund shareholders.

Information About Trustees and Officers of the Fund

Set forth below are the names, dates of birth, position with the Fund, length of term of office, and the principal occupations and other directorships held during at least the last five years of each of the persons currently serving as a Trustee or officer of the Fund. Unless otherwise noted, the business address of each Trustee or officer is c/o Bluestone Community Development Fund, 37 West Avenue, Suite 301, Wayne, PA 19087. The business address for Mr. Gladue is c/o Equalize Capital LLC, 151 Calle de San Francisco, Suite 200 PMB 5333, San Juan, PR 00901-1607. The business address for Mr. Pelos is c/o Oyster Consulting, LLC, 4128 Innslake Dr., Glen Allen, VA 23060.

Name and Year of Birth	Position with Trust and Length of Term	Principal Occupations in the Past 5 Years	Number of Portfolios in Fund Complex Overseen By Trustee	Other Directorships Held in the Past 5 Years
Independent Trustees
J. Clay Singleton, Ph.D., CFA Born: 1947	Trustee (Indefinite term; since 2013)	Principal in Marshall-Singleton (a fiduciary liability consulting firm) (since 2017); Professor Emeritus of Finance, Crummer Graduate School of Business, Rollins College (2002–2017)	1	N/A

Name and Year of Birth	Position with Trust and Length of Term	Principal Occupations in the Past 5 Years	Number of Portfolios in Fund Complex Overseen By Trustee	Other Directorships Held in the Past 5 Years
Cornelius J. Lavelle Born: 1944	Trustee (Indefinite term; since 2013)	Retired; Director-Institutional Equities, Citigroup Global Markets Inc. (multinational financial services firm) (1997–2009)	1	Independent Trustee, Broadview Funds Trust (an open-end investment company with one series) (2013-2019)
George Stelljes, III Born: 1961	Chairman of the Board (Indefinite term; since August 2016) and Trustee (Indefinite term; since 2013)	Managing Partner, St. John’s Capital, LLC (private investment fund) (since 2012); President, Chief Investment Officer and Director of the Gladstone Companies (family of public and private investment funds) (2001–2012)	1	Director and Chairman of Valuation Committee, Oxford Square Capital Corp. (f/k/a TICC Capital Corp.) (business development company) (since 2016); Director, Intrepid Capital Corporation (asset management firm) (2003-2021)
Jorge A. Junquera Born: 1948	Trustee (Indefinite term; since 2020)	Managing Partner of Kohly Capital, LLC (a private investment firm) (since 2016)	1	Director, EVERTEC, Inc. (a transaction processing company) (since 2012); Director, Sacred Heart University (Puerto Rico) (since 2014)
Other Officers
Lee A. Calfo Born: 1977	President and Principal Executive Officer (Indefinite term; since 2019)	Chief Executive Officer and Portfolio Manager, Equalize Capital LLC (investment advisory firm) (since 2019); Managing Partner, American Home Opportunity Mortgage Fund (private partnership fund) (since 2020); Chief Executive Officer, J. Alden Associates, Inc. (broker-dealer) (since 2018); Chief Executive Officer, Alden Capital Management, LLC (asset management firm) (since 2018); Chief Executive Officer and Portfolio Manager, Bluestone Capital Management, LLC (investment advisory firm) (2010-2020); President, MCG Securities LLC (broker-dealer) (2012-2017)	N/A	N/A

Name and Year of Birth	Position with Trust and Length of Term	Principal Occupations in the Past 5 Years	Number of Portfolios in Fund Complex Overseen By Trustee	Other Directorships Held in the Past 5 Years
Joseph Gladue Born: 1959	Treasurer, Principal Financial Officer and Principal Accounting Officer (Indefinite term; since 2019)	Chief Financial Officer and Portfolio Manager, Equalize Capital LLC (investment advisory firm) (since 2019); Managing Partner, American Home Opportunity Mortgage Fund (private partnership fund) (since 2020); Director of Research, J. Alden Associates, Inc. (broker-dealer) (since 2019); Director of Research, MCG Securities, LLC (broker-dealer) (2015-2018); Vice President Corporate Development, BofI Federal Bank (2014-2015)	N/A	N/A
Kenneth R. Smith Born: 1967	Secretary (Indefinite term; since 2019)	Chief Compliance Officer, Equalize Capital LLC (investment advisory firm) (since 2019); Chief Compliance Officer and Partner, Alden Capital Management, LLC (asset management firm) (since 2018); Chief Compliance Officer and Partner, J. Alden Associates, Inc. (broker dealer) (since 2018); Chief Compliance Officer, Dekania Capital Management, LLC (investment advisory firm) (2016-2020); Chief Compliance Officer, Cohen & Company Financial Management, LLC (investment advisory firm) (2016-2020); Chief Compliance Officer and Founder, Compass Financial Advisors, LLC (investment advisory firm) (since 2003); Chief Compliance Officer, Bluestone Capital Management, LLC (Investment advisory firm) (2014-2020); Chief Compliance Officer, MCG Securities LLC (broker dealer) (2011-2020)	N/A	N/A
Constantine Andrew (Dean) Pelos Born: 1960	Chief Compliance Officer and AML Compliance Officer (Indefinite term; since 2019)	Director, Oyster Consulting, LLC (compliance consulting to financial service firms) (2019-present); Chief Compliance Officer and Vice President, M Holdings Securities, Inc., M Financial Investment Advisors, M Fund and M Wealth (2018-2019); Director, Oyster Consulting, LLC (2015-2018); Senior Consultant, Oyster Consulting, LLC (2013-2015)	N/A	N/A

Experience and Qualifications of the Nominee

Mr. Junquera has served as a Trustee of the Fund since 2020. Mr. Junquera has served as the Managing Partner of Kohly Capital, LLC, a private investment firm, since 2016. Mr. Junquera has also served as a director of EVERTEC, Inc., a full-service transaction processing business in Puerto Rico and Latin America since 2012, and a director of Sacred Heart University in Puerto Rico, since 2014. Mr. Junquera was Vice Chairman of the Board of Directors of Popular, Inc. (“Popular”) from 2013 to 2015. Prior to becoming Vice Chairman, he was Chief Financial Officer of Popular and Supervisor of Popular’s Financial Management Group, positions he held from 1996 to 2013. From 1999 to 2002, Mr. Junquera was President of Banco Popular North America. Mr. Junquera was a member of the boards of Banco Popular de Puerto Rico and Banco Popular North America from 2001 to 2013, a member of the board of Centro Financiero BHD in the Dominican Republic from 2001 to 2015 and a member of the board of Popular North America from 1996 to 2015, as well as of various Puerto Rico open-end investment companies from 2010 to 2012. Prior to becoming Popular’s Chief Financial Officer, he was supervisor of Popular’s Retail Banking Group from 1986 to 1996. Mr. Junquera received a Bachelor of Science in Finance from King’s College in 1971. He graduated from the Securities Industry Institute at the Wharton School of the University of Pennsylvania in 1976 and the Public Finance Institute at the Graduate School of Business at the University of Michigan in 1977. Through his employment experience and experience serving on various boards of directors, Mr. Junquera is experienced with banking, financial, accounting, regulatory and investment matters. Such experience helps him exercise the business judgment necessary to fulfill the requirements and obligations of his Board position.

Ownership of Nominee in the Fund

As of June 30, 2021, the Nominee did not own shares of the Fund. As of June 30, 2021, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of the Fund.

Certain Transactions

As of June 30, 2021, neither the Nominee, nor any member of his immediate family, had any direct or indirect interest in the Adviser or a person directly or indirectly controlling, controlled by, or under common control with the Adviser.

Board Leadership Structure

The management and affairs of the Fund are overseen by the Trustees. The Board has approved contracts, as described above, under which certain companies provide essential management services to the Fund. During the fiscal year ended June 30, 2021, the Board met four times.

The day-to-day business of the Fund, including the management of risk, is performed by third party service providers, such as the Adviser, the Fund’s distributor and the Fund’s administrator. The Trustees are responsible for overseeing the Fund’s service providers and, thus, have oversight responsibility with respect to risk management performed by those service providers. Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the Fund. The Fund and its service providers employ a variety of processes, procedures and controls to identify various possible events or circumstances, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider is responsible for one or more discrete aspects of the Fund’s business (e.g., the Adviser is responsible for the day-to-day management of the Fund’s portfolio investments) and, consequently, for managing the risks associated with that business. The Board has emphasized to the Fund’s service providers the importance of maintaining vigorous risk management.

The Trustees’ role in risk oversight begins before the inception of the Fund, at which time certain of the Fund’s service providers present the Board with information concerning the investment objectives, strategies and risks of the Fund as well as proposed investment limitations for the Fund. Additionally, the Adviser provides the Board with an overview of, among other things, its investment philosophy, brokerage practices and compliance infrastructure. Thereafter, the Board continues its oversight function as various personnel, including the Fund’s Chief Compliance Officer (the “Chief Compliance Officer”), as well as personnel of the Adviser and other service providers such as the Fund’s independent accountants, make periodic reports to the audit committee of the Board (the “Audit Committee”) or to the Board with respect to various aspects of risk management. The Board and the Audit Committee oversee efforts by management and service providers to manage risks to which the Fund may be exposed.

The Board is responsible for overseeing the services provided to the Fund by the Adviser and receives information about those services at its regular meetings. In addition, on an annual basis, in connection with its consideration of whether to renew the advisory agreement with the Adviser, the Board meets with the Adviser to review such services. Among other things, the Board regularly considers the Adviser’s adherence to the Fund’s investment restrictions and compliance with various Fund policies and procedures and with applicable securities regulations. The Board also reviews information about the Fund’s investments, including, for example, portfolio holdings schedules.

The Chief Compliance Officer reports regularly to the Board to review and discuss compliance issues and Fund and Adviser risk assessments. At least annually, the Chief Compliance Officer provides the Board with a report reviewing the adequacy and effectiveness of the Fund’s policies and procedures and those of its service providers, including the Adviser. The report addresses the operation of the policies and procedures of the Fund and each service provider since the date of the last report; any material changes to the policies and procedures since the date of the last report; any recommendations for material changes to the policies and procedures; and any material compliance matters since the date of the last report.

The Board receives reports from the Fund’s service providers regarding operational risks and risks related to the valuation and liquidity of portfolio securities. The Fund’s valuation committee (the “Valuation Committee”) makes regular reports to the Board concerning investments for which market quotations are not readily available. Annually, the Fund’s independent registered public accounting firm reviews with the Audit Committee its audit of the Fund’s financial statements, focusing on major areas of risk encountered by the Fund and noting any significant deficiencies or material weaknesses in the Fund’s internal controls. Additionally, in connection with its oversight function, the Board oversees Fund management’s implementation of disclosure controls and procedures, which are designed to ensure that information required to be disclosed by the Fund in its periodic reports with the U.S. Securities and Exchange Commission (the “SEC”) are recorded, processed, summarized, and reported within the required time periods. The Board also oversees the Fund’s internal controls over financial reporting, which comprise policies and procedures designed to provide reasonable assurance regarding the reliability of the Fund’s financial reporting and the preparation of the Fund’s financial statements.

From their review of these reports and discussions with the Adviser, the Chief Compliance Officer, the independent registered public accounting firm and other service providers, the Board and the Audit Committee learn in detail about the material risks of the Fund, thereby facilitating a dialogue about how management and service providers identify and mitigate those risks.

The Board recognizes that not all risks that may affect the Fund can be identified and/or quantified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Trustees as to risk management matters are typically summaries of the relevant information. Most of the Fund’s investment management and business affairs are carried out by or through the Fund’s Adviser and other service providers, each of which has an independent interest in risk management but whose policies and the methods by which one or more risk management functions are carried out may differ from the Fund’s and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result of the foregoing and other factors, the Board’s ability to monitor and manage risk, as a practical matter, is subject to limitations.

Trustee Compensation

For their service as Trustees, each Independent Trustee receives from the Fund a retainer fee of $12,500 per year and $1,500 per Board meeting attended, as well as reimbursement for expenses incurred in connection with attendance at Board meetings. The Chairman of the Board and the Chairman of the Audit Committee each receives an additional retainer of $4,000 per year. No current officer, director or employee of the Adviser receives any compensation from the Fund for acting as a Trustee or officer of the Fund. The following table shows the compensation earned by each Independent Trustee for the Fund’s fiscal year ended June 30, 2021.

Name	Aggregate Compensation from the Fund(1)	Total Compensation from the Fund and Fund Complex
J. Clay Singleton	$20,000	$20,000
Cornelius J. Lavelle	$16,000	$16,000

Name	Aggregate Compensation from the Fund(1)	Total Compensation from the Fund and Fund Complex
George Stelljes, III	$20,000	$20,000
Jorge A. Junquera	$16,000	$16,000

(1)	Prior to November 9, 2021, the Independent Trustees received from the Fund a retainer of $10,000 per year.

Board Committees

The Board has established three standing committees. Information on the committees is provided below:

•	Audit Committee. The Board has a standing Audit Committee that is composed of each of the Independent Trustees of the Fund. The Audit Committee operates under a written charter approved by the Board. The Audit Committee Charter is attached as Exhibit A to this Consent Solicitation Statement. The principal responsibilities of the Audit Committee include: recommending which firm to engage as the Fund’s independent registered public accounting firm and whether to terminate this relationship; reviewing the independent registered public accounting firm’s compensation, the proposed scope and terms of its engagement, and the firm’s independence; pre-approving audit and non-audit services provided by the Fund’s independent registered public accounting firm to the Fund and certain other affiliated entities; serving as a channel of communication between the independent registered public accounting firm and the Trustees; reviewing the results of each external audit, including any qualifications in the independent registered public accounting firm’s opinion, any related management letter, management’s responses to recommendations made by the independent registered public accounting firm in connection with the audit, reports submitted to the Committee by the internal auditing department of the Fund’s Administrator that are material to the Fund as a whole, if any, and management’s responses to any such reports; reviewing the Fund’s audited financial statements and considering any significant disputes between the Fund’s management and the independent registered public accounting firm that arose in connection with the preparation of those financial statements; considering, in consultation with the independent registered public accounting firm and the Fund’s senior internal accounting executive, if any, the independent registered public accounting firms’ reports on the adequacy of the Fund’s internal financial controls; reviewing, in consultation with the Fund’s independent registered public accounting firm, major changes regarding auditing and accounting principles and practices to be followed when preparing the Fund’s financial statements; and other audit related matters. During the fiscal year ended June 30, 2021, the Audit Committee met two times.

•	Nominating Committee. The Board has a standing Nominating Committee that is composed of each of the Independent Trustees of the Fund. The Nominating Committee operates under a written charter approved by the Board. The Nominating Committee Charter is attached as Exhibit B to this Consent Solicitation Statement. The principal responsibility of the Nominating Committee is to consider, recommend and nominate candidates to fill vacancies on the Board, if any. The Nominating Committee generally will not consider nominees recommended by shareholders. The Nominating Committee meets periodically, as necessary. During the fiscal year ended June 30, 2021, the Nominating Committee did not meet.

•	Valuation Committee. The Board has a standing Valuation Committee that is composed of the Fund’s portfolio managers (Messrs. Calfo and Gladue), Mr. Pelos, Mr. Robert O. Judge (Chief Executive Officer and a founding partner of Government Loan Solutions, Inc. (“GLS”)), Mr. Scott Evans (a founding partner of GLS), and Mr. Buddy Doyle (Founding Principal, Chief Executive Officer and Managing Director of Oyster Consulting, LLC), as appointed by the Board. The Fund’s portfolio managers serve as non-voting members of the Valuation Committee. The Valuation Committee operates under procedures approved by the Board. The principal responsibility of the Valuation Committee is to determine the fair value of securities for which current market quotations are not readily available. The Valuation Committee meets at least weekly to consider the fair value to be assigned to investments in the Fund’s portfolio. The Valuation Committee reports the fair value of investments in the Fund’s portfolio to the Fund’s Administrator on a weekly basis. The Board, including the Independent Trustees and their counsel, review the Valuation Committee’s determinations quarterly.

Shareholder Communications

Shareholders may communicate with the Board (or individual Trustees serving on the Board) by sending written communications, addressed to the Board as a group or any individual Trustee, to the Fund at 37 West Avenue, Suite 301, Wayne, Pennsylvania, 19087. The Fund will ensure that this communication (assuming it is properly marked care of the Board or care of a specific Trustee) is delivered to the Board or the specified Trustee, as the case may be.

Trustee Nomination Process

The Board as a whole is responsible for identifying, evaluating and recommending nominees to serve as trustees of the Trust. The Board has established the Nominating Committee to select and nominate candidates for election to the Board, including identifying, as necessary, new candidates who are qualified to serve as trustees of the Trust and recommending to the Board the candidates for election to the Board. The Nominating Committee operates pursuant to a written charter, which was approved at the Fund’s inception in 2013. The Nominating Committee Charter is attached as Exhibit B to this Consent Solicitation Statement. The Nominating Committee will consider candidates recommended by shareholders provided such recommendations are presented with appropriate material to allow the Nominating Committee to evaluate the candidate consistent with the guidelines set forth in the Nominating Committee Charter. Each person nominated to serve as a Trustee should:

•	Be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others.

•	Be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a trustee.

•	Possess substantial and significant experience which would be of value to the Trust in the performance of the duties of a trustee.

•	Have sufficient time available to devote to the affairs of the Trust in order to carry out the responsibilities of a trustee.

Board Recommendation

Based on all of the foregoing, the Board unanimously recommends that the shareholders of the Fund consent to the election of the Nominee.

OTHER INFORMATION

Any Purchases or Sales of Securities of Equalize or its Affiliates. Since the beginning of the most recently completed fiscal year, no Trustee has made any purchases or sales of securities of Equalize or its affiliated companies.

Shares Outstanding. As of the Record Date, […] shares of the Fund were issued and outstanding and entitled to vote on the proposal.

Share Ownership Information. As of the Record Date, the officers and Trustees of the Fund, as a group, owned less than 1% of the Fund’s outstanding shares. Unless otherwise noted below, as of the Record Date, no persons owned of record or are known by the Fund to own of record or beneficially more than 5% of the Fund’s outstanding shares.

Name and Address	Number of Shares	Percent of Fund
[…]	[…]	[…]

Required Vote. In order for the Proposal 1 to be approved, holders of a “majority of the outstanding voting securities” of the Fund must consent to approve Proposal 1. The term “majority of the outstanding voting securities,” as defined in the 1940 Act and as used in this Consent Solicitation Statement, means the affirmative vote of more than 50% of the outstanding voting securities of the Fund. Abstentions will have the effect of a “consent withheld” on the Proposal 1.

Proposal 2 requires a plurality of the voting securities of the Fund. This means, for election of a Trustee, that a nominee for election receiving more votes than any other nominee for election will be elected as a Trustee.

You may revoke your consent at any time prior to the deadline for the receipt of written consents. You may revoke your consent by written notice to the Secretary of the Trust or submitting a revised consent.

Shareholders do not have dissenters’ rights of appraisal in connection with the Proposals. If sufficient consents are not obtained to approve the Proposals, the Board will consider what other action is appropriate and in the best interests of shareholders.

Method and Cost of Consent Solicitation. Consents will be solicited by the Fund primarily by mail. The solicitation may also include telephone, facsimile, Internet or oral communication by certain officers or employees of the Fund, Equalize or UMB Fund Services, Inc. (the Fund’s administrator and transfer agent), who will not be paid for these services. Any telephonic solicitations will follow procedures designed to ensure accuracy and prevent fraud, including requiring identifying shareholder information and recording the shareholder’s instruction.

The Fund will bear the costs of preparing, printing and mailing this Consent Solicitation Statement, and all other costs incurred in connection with the solicitation of written consents. The Fund estimates that the cost of printing and mailing the Consent Solicitation Statement and soliciting shareholder consents will be $2,250.

Copies of the Fund’s most recent annual and semi-annual reports are available without charge upon request to the Fund at 37 West Avenue, Suite 301, Wayne, PA 19087 or by calling UMB Fund Services toll-free at 1-855-386-3504.

Independent Registered Public Accounting Firm. The Board has engaged Cohen & Company, Ltd. (“Cohen”), 342 North Water Street, Suite 830, Milwaukee, WI 53202, as the Fund’s independent public accounting firm. Cohen is subject to annual appointment by the Board. Cohen performs audit services, audit-related services, tax services and other services for the Fund. “Audit services” refer to performing an audit of the registrant's annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years. “Audit-related services” refer to the assurance and related services by the principal accountant that are reasonably related to the performance of the audit. “Tax services” refer to professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning. The following table details the aggregate fees billed or expected to be billed for the fiscal years 2020 and 2021 for audit fees, audit-related fees, tax fees and other fees by Cohen.

	Fiscal Year Ended June 30, 2020	Fiscal Year Ended June 30, 2021
Audit Fees	$70,000	$80,000
Audit-Related Fees	$2,837	$8,270
Tax Fees	$3,000	$3,000
All Other Fees	$0	$0

Per the Fund’s Audit Committee Charter, the Audit Committee shall pre-approve all audit services, audit-related services, tax services and other services provided by Cohen, including services provided to any entity affiliated with the Fund. Cohen did not provide any services during the fiscal year ended June 30, 2021, or the fiscal year ended June 30, 2020 pursuant to a waiver of the pre-approval requirements. Additionally, the Audit Committee shall receive and review specific representations from Cohen with respect to Cohen’s independence, audit partner rotation, and conflicts of interest described in Section 10A(1) of the Securities Exchange Act of 1934, as amended, and to consider whether the provisions of any non-audit services by Cohen is compatible with maintaining Cohen’s independence.

SERVICE PROVIDERS

Equalize Capital LLC, 151 Calle de San Francisco, Suite 200 PMB 5333, San Juan, PR 00901-1607, serves as the investment adviser to the Fund. UMB Bank, N.A., 928 Grand Boulevard, Kansas City, MO 64106, serves as the custodian and escrow agent for the Fund. UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, serves as administrator, transfer agent, dividend disbursing agent and fund accountant. Legal counsel to the Fund is Godfrey & Kahn, S.C., 833 East Michigan Street, Suite 1800, Milwaukee, WI 53202. Legal counsel to the Independent Trustees is Reinhart Boerner Van Deuren, s.c., 1000 North Water Street, Suite 1700, Milwaukee, WI 53202. The independent registered public accounting firm to the Fund is Cohen & Company, Ltd., 342 North Water Street, Suite 830, Milwaukee, WI 53202. Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’s distributor.

FUTURE MEETINGS; SHAREHOLDER PROPOSALS

The Fund is generally not required to hold annual meetings of shareholders and the Fund generally does not hold a meeting of shareholders in any year unless certain specified shareholder actions such as election of Trustees or approval of a new advisory agreement are required to be taken under the 1940 Act or the Fund’s Declaration of Trust and Amended and Restated Bylaws. By observing this policy, the Fund seeks to avoid the expenses customarily incurred in the preparation of proxy material and the holding of shareholder meetings. A shareholder desiring to submit a proposal intended to be presented at any meeting of shareholders of the Fund hereafter called should send the proposal to the Secretary of the Fund at the Fund’s principal offices within a reasonable time before the solicitation of the proxies for such meeting. Shareholders who wish to recommend a nominee for election to the Board may do so by submitting the appropriate information about the candidate to the Fund’s Secretary. The mere submission of a proposal by a shareholder does not guarantee that such proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required. Also, the submission does not mean that the proposal will be presented at the meeting. For a shareholder proposal to be considered at a shareholder meeting, it must be a proper matter for consideration under Delaware law.

By Order of the Board of Trustees,

/s/ Kenneth R. Smith
Kenneth R. Smith
Secretary

Wayne, Pennsylvania

January [18], 2022

EXHIBIT A

AUDIT COMMITTEE CHARTER

Effective August 14, 2013

Revised May 13, 2020

Statement of Responsibility

The Audit Committee (the “Audit Committee”) of the Board of Trustees of Bluestone Community Development Fund (the “Fund”) is responsible for:

•	Overseeing the accounting and financial reporting policies and procedures of the Fund, the Fund’s internal control over financial reporting and disclosure controls and procedures, and, as deemed appropriate by the Audit Committee, the internal controls of the Fund’s service providers;

•	Overseeing the quality, objectivity and integrity of the Fund’s financial statements and the independent audit thereof;

•	Approving, prior to appointment, the engagement of the Fund’s independent auditors, and in connection therewith, monitoring the independent auditor’s qualifications, independence and performance; and

•	Acting as a liaison between the independent auditor and the full Board of Trustees of the Fund.

The function of the Audit Committee is oversight; it is not responsible for maintaining appropriate systems for accounting and internal controls or planning or carrying out a proper audit.

1.	Audit Committee Membership

The Audit Committee will be composed of all of the trustees of the Fund who: (a) are not “interested persons” of the Fund within the meaning of the Investment Company Act of 1940, as amended; and (b) have not accepted and will not accept directly or indirectly any consulting, advisory or other compensatory fees from the Fund, other than fees for serving on the Board of Trustees or any committees of the Board (“Independent Trustees”).

Each Audit Committee member will be appointed by the Board of Trustees and will serve until he or she resigns, is removed by the Board, or is replaced by a duly appointed successor.

Each Audit Committee member will complete a trustee and officer questionnaire on an annual basis. The Board of Trustees, with the assistance of legal counsel, will confirm that each Audit Committee member continues to be an Independent Trustee.

2.	Audit Committee Financial Expert

The Board of Trustees may determine that one or more of the Audit Committee’s members qualifies as an “audit committee financial expert” as defined by Section 407 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the regulations promulgated thereunder. On an annual basis, the Fund must disclose in its shareholder reports on Form N-CSR either that the Audit Committee: (a) does have at least one audit committee financial expert, and name the expert(s) and disclose whether the expert(s) is independent of management; or (b) does not have an audit committee financial expert and explain why it does not have an expert.

3.	Audit Committee Meetings

The Audit Committee will meet as often as it deems necessary, but not less frequently than semi-annually. The Audit Committee may request any officer or employee of the Fund or its investment adviser, the Fund’s legal counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Board of Trustees may appoint a chairperson of the Audit Committee. If a chairperson is appointed, he or she will preside at all Audit Committee meetings at which he or she is present and have such other duties and powers as may be determined by the Board of Trustees. The chairperson will serve until he or she resigns, is removed by the Board, or is replaced by a duly appointed successor.

A majority of the members of the Audit Committee shall constitute a quorum for the transaction of any business at any meeting of the Audit Committee. Any action of the Audit Committee requires the vote of a majority of the Audit Committee members then in attendance (provided a quorum is present).

4.	Audit Committee Authority and Responsibilities

The Audit Committee will pre-approve all auditing services (including the estimated fees and terms thereof) to be performed for the Fund. The Audit Committee will be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor will report directly to the Audit Committee.

The Audit Committee will pre-approve all permitted non-audit services (including the estimated fees and terms thereof) to be performed for the Fund, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. The Audit Committee also will pre-approve all permitted non-audit services to be performed by the Fund’s independent auditor for Bluestone Capital Partners, LLC (the “Adviser”) (and any entity controlling, controlled by or under common control with the Adviser that provides ongoing services to the Fund) if the engagement relates directly to the operations and financial reporting of the Fund, subject to de minimis exceptions.

The Audit Committee may pre-approve services provided by the independent auditor through policies and procedures which delegate approval authority to subcommittees consisting of one or more members, provided that:

•	The policies and procedures are detailed as to the particular services to be provided;

•	The full Audit Committee is informed about each service approved by such subcommittee at its next scheduled meeting; and

•	The policies and procedures do not result in delegation of the Audit Committee’s authority to management.

The Audit Committee will have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Fund will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report to any advisors employed by the Audit Committee.

The Audit Committee will review and reassess the adequacy of this charter from time to time and recommend any proposed changes to the Board of Trustees for approval. Any material amendments to this charter must be approved by both a majority of the Fund’s Trustees then in office and a majority of the Independent Trustees then in office.

The Audit Committee, to the extent it deems necessary or appropriate, will:

Financial Statement and Disclosure Matters

a)	Meet with the Fund’s independent auditors to: (a) review arrangements for and scope of the annual audit and any special audits; (b) discuss any matters of concern relating to the Fund’s financial statements, including any adjustments to such statements recommended by the auditors and the results of the audit(s); (c) consider the auditors’ comments with respect to the Fund’s financial policies, disclosure controls and procedures and internal accounting controls; and (d) review the form of opinion the auditors propose to render to the Board of Trustees and shareholders.

b)	Review and discuss year-end reports (and, if the year-end report is not within 90 days prior to the filing of an audit report, updated reports of any changes) from the independent auditors on: (a) all critical accounting policies and practices to be used;(b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and (d) all non-audit services provided to any entity in the investment company complex that were not pre- approved by the Audit Committee.

c)	Review disclosures made to the Audit Committee by the Fund’s President and Treasurer during their certification process for the Form N-CSR about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Fund’s internal controls.

Oversight of the Fund’s Relationship with the Independent Auditor

1.	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence.

2.	Discuss with the independent auditor matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

3.	Ensure the rotation of the audit partners as required by law and regulations.

4.	Prior to the engagement of the auditor, confirm that the Fund’s president, treasurer, controller, chief accounting officer or any persons serving in an equivalent position were not employed by that registered public accounting firm (or, if employed, did not participate in any capacity in the audit of the Fund) during the one-year period preceding the date of the initiation of the audit.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that it is not aware of any illegal acts involving the Fund.

•	Discuss with the Fund’s legal counsel any legal matters that may have a material impact on the financial statements.

•	Investigate any improprieties brought to the Audit Committee’s attention in writing or otherwise actually known by the Audit Committee or suspected improprieties (based on information provided to the Audit Committee) in the Fund’s operations.

•	Perform such other functions consistent with this charter, the Fund’s Declaration of Trust and applicable law, as the Audit Committee or the Board of Trustees deems necessary and appropriate.

5.	Qualified Legal Compliance Committee

The Committee shall also serve as the Qualified Legal Compliance Committee (“QLCC”) for the Trust for the purpose of compliance with Rules 205.2(k) and 205.3(c) of the Code of Federal Regulations, regarding alternative reporting procedures for attorneys retained or employed by an issuer who appear and practice before the Securities and Exchange Commission (the “Commission”) on behalf of the issuer (the “issuer attorneys”). An issuer attorney who becomes aware of evidence of a material violation by the Trust or by any officer, director, employee or agent of the Trust, as an alternative to the reporting requirements of Rule 205.3(b), under Rule 205.3(c), may report evidence of such material violation to the QLCC.

Upon receipt of such a report, the QLCC shall have the duty and responsibility:

(i)	to inform the Trust’s president and chief compliance officer of such report, unless the reporting attorney reasonably believes that it would be futile to report evidence of a material violation to the Trust’s president and chief compliance officer.

(ii)	to determine whether an investigation is necessary regarding such report and, if it determines an investigation is necessary or appropriate, to notify the Board, initiate an investigation, which may be conducted either by the president or his designee or by outside attorneys, and retain such additional expert personnel as the QLCC deems necessary.

(iii)	At the conclusion of any such investigation, to recommend, by majority vote, that the Trust implement an appropriate response to evidence of a material violation, and inform the president and chief compliance officer and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

The QLCC shall have the authority and responsibility, acting by majority vote, to take all other appropriate action, including the authority to notify the Commission in the event that the Trust fails in any material respect to implement an appropriate response that the QLCC has recommended.

EXHIBIT B

NOMINATING COMMITTEE CHARTER

1.	Statement of Responsibility

The Nominating Committee (the “Nominating Committee”) of the Board of Trustees of The Pennant 504 Fund (the “Trust”) is responsible for selecting and nominating candidates for election to the Board, including identifying, as necessary, new candidates who are qualified to serve as trustees of the Trust and recommending to the Board the candidates for election to the Board.

2.	Nominating Committee Membership

The Nominating Committee will be composed of all of the trustees of the Trust who: (a) are not “interested persons” of the Trust within the meaning of the Investment Company Act of 1940, as amended; and (b) have not accepted and will not accept directly or indirectly any consulting, advisory or other compensatory fees from the Trust, other than fees for serving on the Board of Trustees or any committees of the Board (“Independent Trustees”).

Each Nominating Committee member will be appointed by the Board of Trustees and will serve until he or she resigns, is removed by the Board, or is replaced by a duly appointed successor.

Each Nominating Committee member will complete a trustee and officer questionnaire on an annual basis. The Board of Trustees, with the assistance of legal counsel, will confirm that each Nominating Committee member continues to be an Independent Trustee.

3.	Nominating Committee Meetings

The Nominating Committee shall meet as frequently as the committee deems necessary. The Nominating Committee shall report periodically to the Board of Trustees regarding the Nominating Committee’s activities, findings and recommendations.

The Board of Trustees may appoint a chairperson of the Nominating Committee. If a chairperson is appointed, he or she will preside at all Nominating Committee meetings at which he or she is present and have such other duties and powers as may be determined by the Board of Trustees. The chairperson will serve until he or she resigns, is removed by the Board, or is replaced by a duly appointed successor.

A majority of the members of the Nominating Committee shall constitute a quorum for the transaction of any business at any meeting of the committee. Any action of the Nominating Committee requires the vote of a majority of the Nominating Committee members then in attendance (provided a quorum is present).

4.	Nominating Committee Authority and Responsibilities

The responsibilities of the Nominating Committee are as follows:

•	Develop and recommend to the Board of Trustees for adoption guidelines for selecting candidates for election to the Board, and periodically review such guidelines and recommend to the Board for adoption amendments to such guidelines that the Nominating Committee deems necessary or appropriate. A copy of the initial set of guidelines adopted by the Board of Trustees is attached hereto as Exhibit 1.

•	Identify, as necessary, new candidates who are qualified for Board of Trustees membership, in accordance with the guidelines adopted by the Board.

•	Review the qualifications of all candidates proposed for Board of Trustees membership, including any candidates nominated by shareholders in accordance with the Trust’s bylaws, in light of the guidelines adopted by the Board.

•	Recommend to the Board of Trustees the nominees to stand for election at any meeting of shareholders of the Trust required to be held and, as necessary or deemed appropriate, recommend nominees to fill vacancies on the Board and, in consultation with the Board, recommend the trustees to be appointed to each committee of the Board.

•	Review and reassess the adequacy of this Charter periodically and recommend to the Board any proposed changes to this Charter.

•	Undertake such additional related activities as the Nominating Committee or the Board of Trustees may from time to time determine.

EXHIBIT 1: Guidelines FOR SELECTING BOARD CANDIDATES

In considering possible candidates for election as a trustee, the Nominating Committee should consider the following guidelines.

The Board of Trustees should be composed of:

•	Trustees who will bring to the Board a variety of experience and backgrounds.

•	Trustees who have substantial business experience and financial expertise.

•	Trustees who will represent the balanced, best interests of the shareholders as a whole and the interests of the Trust’s stakeholders, as appropriate, rather than special interest groups or constituencies.

Each trustee should:

•	Be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others.

•	Be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a trustee.

•	Possess substantial and significant experience which would be of value to the Trust in the performance of the duties of a trustee.

•	Have sufficient time available to devote to the affairs of the Trust in order to carry out the responsibilities of a trustee.

EXHIBIT C

Form of Consent of Shareholder

BLUESTONE COMMUNITY DEVELOPMENT FUND

CONSENT OF SHAREHOLDER

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned, being a shareholder of Bluestone Community Development Fund (to be renamed Equalize Community Development Fund) (the “Fund”), (i) acknowledges receipt of the Notice of Solicitation of Consents dated January [18], 2022 and the accompanying Consent Solicitation Statement dated January [18], 2022, and (ii) votes all of its shares of the Fund in the manner designated below.

This consent, when properly executed, will be voted in accordance with the specifications made herein. If no vote is specified on an executed and returned written consent, the consent will be treated as voting all shares held of record by the shareholder to approve a proposal.

The Board of Trustees of the Fund recommends that all shareholders CONSENT TO APPROVE each of the proposals set forth below. Please carefully review the Consent Solicitation Statement delivered with this consent.

Proposal 1: To approve a change to the periodic interval in the Fund’s fundamental policy of making repurchase offers to shareholders of the Fund at net asset value from once every twelve (12) months to once every three (3) months.

Please specify your vote by an “X” in the appropriate space below.

Consent	[ ]	Consent Withheld	[ ]	Abstain	[ ]

Proposal 2: To elect Jorge A. Junquera to the Board.

Please specify your vote by an “X” in the appropriate space below.

Consent to Nominee	[ ]	Consent Withheld	[ ]	Abstain	[ ]

Please complete, sign and date this written consent and return it to the Secretary of the Fund at or before 4:00 p.m., Eastern time, on February [17], 2022. This consent may be delivered by mail to Bluestone Community Development Fund, 37 West Avenue, Suite 301, Wayne, PA 19087, Attention: Secretary, or by email to ksmith@bluestonecm.com or by fax to (888) 337-4887.

SHAREHOLDER

By:
Name:
Title:
Date:	____________, 2022